Exhibit 99.1

Fusion Announces Record Fourth Quarter and Full Year 2014 Results

Annual Revenue Growth of 50% in 2014 to $92 Million;

Adjusted EBITDA Exceeded $11 Million – A Five Fold Increase From 2013

NEW YORK, NY -- 03/31/15 -- Fusion (NASDAQ: FSNN), a leading cloud services provider, today announced financial results for its fiscal fourth quarter and year ended December 31, 2014.

2014 Highlights

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Achieved record financial performance in fiscal year 2014, with consolidated revenues of $92.1 million, up approximately 50% year over year, and Adjusted EBITDA (a non-GAAP measure) of $11.2 million, more than five times greater than Adjusted EBITDA in fiscal year 2013

●
Significantly expanded consolidated gross margin in 2014 to 46.1%, as compared to 30.5% in 2013, driven primarily by a greater mix of revenues from our higher margin Business Services segment in 2014, as well as an increase in the Business Services gross margin to 62.4% versus 51.0% for 2013

●
Integrated the acquisition of select cloud services assets of Broadvox, LLC (the “Broadvox Assets”), which transaction closed on December 31, 2013, and through which Fusion acquired a large number of new enterprise customers and distribution partners and supplemented its marketing and finance teams

●
Completed the acquisition of cloud services provider PingTone Communications, Inc. (“PingTone”) on October 31, 2014, adding strong members to our management team, a growing enterprise customer base and an experienced direct sales force, and providing significant cross-sell and up-sell opportunities to Fusion

●	Ended the year with over 11,000 customers, an ARPU of $500, and a churn rate of 1.1%

Matthew Rosen, Fusion’s Chief Executive Officer, commented, “2014 was an outstanding year for Fusion. At the beginning of the year, we set aggressive goals for the Company and executed successfully on our key strategic initiatives to achieve them, based on Fusion’s powerful service and technology platform and our strong management team. We grew total revenues by 50% over 2013 and expanded our margins significantly to achieve a major financial milestone in generating over $11 million in Adjusted EBITDA for the year. With our acquisition of the Broadvox Assets and our acquisition of PingTone, we strengthened our enterprise customer base and our solutions portfolio while adding to our direct sales force and expanding our channel sales efforts to support our overall growth strategy. We exited 2014 with solid momentum in growing our business and expect this momentum to continue.”

Don Hutchins, Fusion’s President and Chief Operating Officer, said, “Over the past year, we have significantly expanded and enhanced Fusion’s network infrastructure, service delivery systems and sales distribution platform. We remain focused on and continue to invest in the people and infrastructure required to accelerate our growth strategy: further expansion into key verticals such as healthcare and legal, with cloud solutions tailored to the specific needs of these verticals; organic growth, including expanding our direct and indirect sales channels; and pursuing targeted, disciplined acquisitions to achieve greater scale and generate substantial ROI. With its focus on an end-to-end suite of integrated cloud solutions, Fusion is the single-source provider for companies of all sizes to make the move to the cloud and take full advantage of its benefits. We continue to be gratified by the trust our customers show in Fusion’s leading edge cloud solutions.”

Fourth Quarter Results

For the quarter ended December 31, 2014, Fusion reported consolidated revenues of $23.5 million, an increase of $7.2 million, or 44%, from the fourth quarter of 2013. Revenues from Fusion’s Business Services segment totaled $16.3 million in the fourth quarter of 2014, up $8.7 million, or 114%, from the prior-year period. Revenues from the Business Services segment during the fourth quarter of 2014 include our acquisition of the Broadvox Assets on December 31, 2013 and our acquisition of PingTone on October 31, 2014. Revenues from Fusion’s Carrier Services segment totaled $7.2 million in the fourth quarter of 2014, down $1.4 million, or 17%, from the prior-year period, primarily due to a decline in the volume of traffic terminated over Fusion’s network, partially offset by an increase in the blended rate per minute of traffic terminated.

Fusion’s consolidated gross margin increased to 47.7% during the fourth quarter of 2014, as compared to 30.0% for the fourth quarter of 2013, mainly due to the higher mix of Business Services revenues in 2014 resulting from our acquisitions of the Broadvox Assets and PingTone, as well as a series of cost savings initiatives. The Business Services segment gross margin grew to 63.8% versus 52.1% in the prior-year period, while the Carrier Services segment reported gross margin of 11.3% for the fourth quarter of 2014 versus 10.5% in the fourth quarter of 2013.

GAAP net loss applicable to common stockholders for the fourth quarter of 2014 was $2.3 million, or ($0.34) per share, as compared to $3.1 million, or ($0.51) per share, during the prior-year period. The net loss in the fourth quarter of 2014 includes a non-cash gain of $0.9 million for the change in fair value of the Company’s derivative liabilities, as compared to $0.1 million in the same period of a year earlier.

Adjusted EBITDA for the fourth quarter of 2014 was $2.7 million, as compared to Adjusted EBITDA of $0.6 million in the fourth quarter of 2013, representing an improvement of approximately 313%. The increase in Adjusted EBITDA primarily reflects the inclusion of results from the acquisition of the Broadvox Assets at the end of the prior year and PingTone during the fourth quarter of 2014, as well as modest margin improvement within the Company’s Carrier Services segment.

Full Year 2014 Results

For the year ended December 31, 2014, Fusion reported consolidated revenue of $92.1 million, an increase of $30.6 million or 50% from 2013. Revenues from Fusion’s Business Services segment totaled $62.9 million for 2014, up $32.5 million, or 107%, from 2013. Substantially all of this increase is due to the acquisitions of the Broadvox Assets on December 31, 2013 and PingTone on October 31, 2014. Revenues from Fusion’s Carrier Services segment totaled $29.2 million during full year 2014, down $2.0 million or 6%, from full year 2013, mainly due to a decrease in the blended rate per minute of traffic terminated and a decrease in the number of minutes transmitted over Fusion’s network.

Due to the significant shift in Fusion’s mix of revenues toward the higher-margin Business Services segment, the Company grew its consolidated gross margin to 46.1% for 2014, as compared to 30.5% for 2013. The Business Services segment gross margin grew to 62.4% during 2014 versus 51.0% in the prior-year period, as the customer base acquired as part of the Broadvox Asset acquisition  generally produces higher margins than the Company’s historical customer base due to a higher concentration of cloud voice and cloud trunking services. The Carrier Services segment reported gross margin of 10.9% for full year 2014 versus 10.5% in the prior-year period.

Net loss applicable to common stockholders for the year ended December 31, 2014 was $4.3 million, or $0.92 per share, as compared to $5.5 million, or $1.22 per share, for the year ended December 31, 2013. The GAAP net loss in 2014 reflects a narrowing of the Company’s operating loss from $3.5 million in 2013 to $1.8 million in 2014, an increase in interest expense of $3.4 million due to additional debt incurred to finance the acquisition of the Broadvox Assets and PingTone, a $1.3 million increase in dividends on preferred stock and a $5.2 million non-cash gain for the change in fair value of the Company’s derivative liabilities, as compared to a loss of $0.6 million for changes in fair value of derivatives in 2013. Fiscal 2013 also included a one-time $2.9 million non-cash gain for the extinguishment of a trade payable and $1.1 million non-cash loss on extinguishment of debt.

Adjusted EBITDA for the full year 2014 was $11.2 million, representing a greater than five-fold increase as compared to Adjusted EBITDA of $2.1 million in 2013. This increase in Adjusted EBITDA primarily reflects the inclusion of a full year of results from the acquisition of the Broadvox Assets at the end of 2013 and two months of results from PingTone.

At December 31, 2014 the Company had working capital and shareholders’ equity of $2.1 million and $13.3 million, respectively, as compared to working capital of $1.8 million and shareholders’ equity of $7.0 million at December 31, 2013. During 2014, the Company raised approximately $9.0 million, net of offering expenses, through the sale of senior notes and shares of preferred stock. The Company’s cash on hand at December 31, 2014 was $6.4 million, as compared to $6.2 million at December 31, 2013.

Use of Non-GAAP Financial Measurements:

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the cloud communications industry to evaluate companies on the basis of operating performance and leverage. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and expenses associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as changes in fair value of the Company's derivative liabilities and stock-based compensation. The Company also believes that Adjusted EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the periods presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In accordance with SEC Regulation G, the non-GAAP measurements in this press release have been reconciled to the nearest GAAP measurement, which can be viewed under the heading "Reconciliation of Net Loss to Adjusted EBITDA", immediately following the Consolidated Balance Sheets included in this press release.

- Tables Follow -

Fusion Telecommunications International, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	$23,520,267	$16,286,193	$92,052,600	$61,496,620
Cost of revenues, exclusive of depreciation and
amortization, shown separately below	12,309,712	11,406,312	49,598,373	42,717,176
Gross Profit	11,210,555	4,879,881	42,454,227	18,779,444
Depreciation and amortization	3,008,687	937,862	11,004,884	3,571,974
Selling, general and administrative expenses	9,442,116	5,692,372	33,224,374	18,756,325
Total operating expense	12,450,803	6,630,234	44,229,258	22,328,299
Operating loss	(1,240,248)	(1,750,353)	(1,775,031)	(3,548,855)
Other (expenses) income:
Interest Expense	(1,554,142)	(645,310)	(5,988,411)	(2,638,249)
Loss on extinguishment of debt		(662,709)	-	(1,105,283)
(Loss) gain on change in fair value of derivative liability	853,629	134,582	5,161,901	(598,292)
Other income (expenses), net	91,166	(5,502)	60,450	(22,997)
Total other expenses	(609,347)	(1,178,939)	(766,060)	(4,364,821)
Gain on extinguishment of accounts payable		-	-	2,883,660
Loss before taxes	(1,849,595)	(2,929,292)	(2,541,091)	(5,030,016)
Provision for income taxes	314	50,000	26,051	51,887
Net loss	(1,849,909)	(2,979,292)	(2,567,142)	(5,081,903)
Preferred stock dividends in arrears	(427,949)	(101,451)	(1,746,203)	(402,497)
Net loss applicable to common stockholders:	$(2,277,858)	$(3,080,743)	(4,313,345)	$(5,484,400)
Basic and diluted loss per common share:	$(0.34)	$(0.51)	$(0.92)	$(1.22)
Weighted average common shares outstanding - basic and diluted:	7,741,975	6,068,856	7,132,427	4,500,548

Fusion Telecommunications International, Inc.
Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$6,444,683	$6,176,575
Accounts receivable, net	7,087,599	5,828,389
Prepaid expense and other current assets	927,772	2,704,787
Total current assets	14,460,054	14,709,751
Property and equipment, net	13,478,912	11,193,355
Other assets:
Security deposits	648,998	585,083
Restricted cash	1,164,381	1,163,872
Goodwill	10,397,460	5,124,130
Intangible assets, net	32,432,416	35,048,818
Other assets:	1,165,273	1,125,652
Total other assets	45,808,528	43,047,555
Total Assets	$73,747,494	$68,950,661

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Notes payable-non-related parties	$1,225,000	$625,000
Notes payable-related parties	-	310,714
Equipment financing obligations	662,131	245,138
Escrow payable	-	295,000
Accounts payable and accrued expenses	10,471,514	11,161,550
Related party payable	-	226,148
Current liabilities from discontinued operations	-	55,000
Total current liabilities	12,358,645	12,918,550
Long-term liabilities
Notes payable-non-related parties, net of discount	41,263,934	36,788,987
Notes payable-related parties	1,292,878	1,478,081
Equipment financing obligations	1,702,704	167,614
Derivative liability	3,839,569	10,515,472
Other long-term liabilities	-	131,627
Total liabilities	60,457,730	62,000,331
Commitments and contingencies
Stockholder's equity (deficit):
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
26,793 and 23,525 shares issued and outstanding	268	235
Common stock, $0.01 par value, 50,000,000 shares authorized,
7,345,028 and 6,077,071 shares issued and outstanding	73,449	60,770
Capital in excess of par value	175,519,459	166,625,595
Accumulated deficit	(162,303,412)	(159,736,270)
Total Stockholder's equity	13,289,764	6,950,330
Total liabilities and Stockholder's Equity	$73,747,494	$68,950,661

Fusion Telecommunications International, Inc. and Subsidiaries
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net loss	$(1,849,910)	$(2,979,292)	$(2,567,142)	$(5,081,903)
Income from discontinued operations	(55,000)	-	(55,000)	-
Interest expense and other financing costs	1,554,142	695,709	6,085,896	2,864,511
Provision for income taxes	315	50,000	26,051	51,887
Depreciation and amortization	3,008,687	937,862	11,004,884	3,571,974
EBITDA	2,658,234	(1,295,721)	14,494,689	1,406,469
Acquisition transaction expenses	282,835	782,056	554,627	821,671
Loss on extinguishment of debt	-	662,709	-	1,105,283
Gain on extinguishment of accounts payable	-	-	-	(2,883,660)
Change in fair value of derivative liability	(853,630)	(134,582)	(5,161,901)	598,292
One-time executive compensation	400,000	542,500	400,000	717,500
(Gain) loss on disposal of property and equipment	(5,623)	-	116,638	-
Other one-time items	14,763	-	324,449	44,090
Stock based compensation expense	175,541	90,523	474,825	296,079
Adjusted EBITDA	$2,672,120	$647,485	$11,203,327	$2,105,724

Forward Looking Statements

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and may sometimes be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Important risks regarding the Company’s business include the Company's ability to raise additional capital to execute its comprehensive business strategy; the integration of businesses and assets following an acquisition; the Company's ability to comply with covenants included in its senior debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company's control; and other factors identified by Fusion from time to time in its filings with the Securities and Exchange Commission, which are available through http://www.sec.gov. However, the reader is cautioned that Fusion’s future performance could also be affected by risks and uncertainties not enumerated above.

About Fusion

Fusion is a leading provider of integrated cloud solutions to small, medium and large businesses. Fusion's advanced, high availability cloud services platform enables the integration of leading edge solutions in the cloud, including cloud communications, cloud connectivity, cloud computing and additional cloud services such as storage and security. Fusion's innovative, yet proven cloud solutions lower our customers' cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. Fusion is a servicemark of Fusion Telecommunications International, Inc. For more information, please visit www.fusionconnect.com.

Fusion contact:

Brian Coyne

Vice President – Investor Relations & Financial Planning

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